UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
HEALTH FITNESS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1580506

(State or Other Juris- diction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(Address of Principal Executive Office and Zip Code)
1995 Employee Stock Purchase Plan
Amended and Restated 2005 Stock Option Plan
(Full Titles of the Plans)
Gregg O. Lehman
Health Fitness Corporation
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(952) 831-6830
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Alexander Rosenstein
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Options to Purchase Common Stock under the 1995 Employee Stock Purchase Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 1995 Employee Stock Purchase Plan	200,000 shares	$4.77	$954,000	$53.23
Options to Purchase Common Stock under the Amended and Restated 2005 Stock Option Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the Amended and Restated 2005 Stock Option Plan	500,000 shares	$4.77	$2,385,000	$133.08
TOTAL:				$186.31

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plans.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the NYSE AMEX on June 16, 2009.

     This Registration Statement registers 200,000 additional shares of Common Stock for issuance under the Registrant’s 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), thus increasing the total number of shares registered for issuance under the Purchase Plan from 500,000 (as adjusted to reflect the one-for-two reverse stock split effected on October 6, 2008) to 700,000. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-00876, Reg. No. 333-32424, Reg. No. 333-67632, Reg. No. 333-101049 and Reg. No. 333-136837, are incorporated herein by reference.
     This Registration Statement also registers 500,000 additional shares of Common Stock for issuance under the Registrant’s Amended and Restated 2005 Stock Option Plan (the “Option Plan”), thus increasing the total number of shares registered for issuance under the Option Plan from 1,500,000 (as adjusted to reflect the one-for-two reverse stock split effected on October 6, 2008) to 2,000,000. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-00874, Reg. No. 333-116489 and Reg. No. 333-136835, are incorporated herein by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 18th day of June, 2009.

HEALTH FITNESS CORPORATION
By	/s/ Gregg O. Lehman
Gregg O. Lehman
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregg O. Lehman Gregg O. Lehman	President and Chief Executive Officer and Director (principal executive officer) and Director	June 18, 2009

/s/ Wesley W. Winnekins Wesley W. Winnekins	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 18, 2009

David F. Durenberger	Director	June 18, 2009

* K. James Ehlen, M.D.	Director	June 18, 2009

* Linda Hall Keller	Director	June 18, 2009

Wendy D. Lynch	Director	June 18, 2009

* Robert J. Marzec	Director	June 18, 2009

Signature	Title	Date

* John C. Penn	Director	June 18, 2009

Curtis M. Selquist	Director	June 18, 2009

* Mark W. Sheffert	Chairman of the Board	June 18, 2009

* Rodney A. Young	Director	June 18, 2009

* /s/ Wesley W. Winnekins Wesley W. Winnekins Attorney-in-fact

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
HEALTH FITNESS CORPORATION
Form S-8 Registration Statement
EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion and Consent of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

99.1	1995 Employee Stock Purchase Plan, as amended — incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 27, 2009

99.2	Amended and Restated 2005 Stock Option Plan — incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 21, 2007

4